UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2005

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. On December 13, 2005, the Board of Directors of Hudson Technologies, Inc. (the "Registrant") approved the acceleration of the vesting of certain unvested options awarded under the Registrant's 1997 Stock Option Plan (the "Plan") on September 30, 2005 to the following individuals, effective December 14, 2005: James R. Buscemi, Brian F. Coleman, Charles F. Harkins, Stephen P. Mandracchia and Kevin J. Zugibe (collectively, the "Executive Officers"), as well as to two other key employees of the Registrant. As a result of this action, the following options to purchase 65,625 shares of the Company's common stock that were granted under the Plan on September 30, 2005, will vest in full effective December 14, 2005:

Exercise Price	Number of share
	Issuable upon exercise

James R. Buscemi	6,250	$2.15
Brian F. Coleman	12,500	$2.15
Charles F. Harkins	9,375	$2.15
Stephen P. Mandracchia	6,250	$2.15
Kevin J. Zugibe	18,750	$2.15
Other employees (aggregate)	12,500	$2.15

Total	65,625	$2.15

The closing market price of the Company's common stock on December 14, 2005 was $2.01. Since the exercise price of the options subject to acceleration is below the closing market price as of the effective date of the acceleration, the options subject to acceleration had no economic value to the holders on the date of acceleration, and the Company has incurred no stock based compensation expense as a result of the acceleration of these options.

The purpose of accelerating the vesting of these outstanding previously unvested options is to enable the Company to avoid recognizing stock based compensation expense associated with these options in future periods after the Company adopts Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), in January 2006.

B. On December 15, 2005, the Registrant entered into a Lease Termination Agreement (the Agreement) with Ramapo Land Co., Inc. ("Ramapo Land") pursuant to which the Registrant paid Ramapo Land $70,451.63 for legal and consulting fees incurred by Ramapo Land as a result of the April 1, 1999 release (the "1999 Release") at the Registrants facility located at Hillburn, New York (the "Hillburn facility") of approximately 7,800 lbs. of R-11 refrigerant, and Ramapo Land agreed to release the Registrant "from any claims and causes of action which it has or may have including, without limitation, any claim for a reduction in the value" of the Hillburn facility.

On December 15, 2005, the Registrant entered into a Stipulation of Discontinuance (the "Stipulation") with Ramapo Land by which Ramapo Land agreed to dismiss with prejudice all claims asserted by Ramapo Land in the action commenced by Ramapo Land against the Registrant in the Supreme Court of the State of New York, Rockland County, which action was commenced in July 2005.

The execution of the Agreement and the Stipulation resolves all claims of Ramapo Land arising out of the 1999 Release, and which were disclosed and discussed in the Legal Proceedings Section in Part II, Item 1 of the Registrant's Form QSB for the three and nine months ended September 30, 2005. For further information on the 1999 Release, refer to the Legal Proceedings Section in Part I, Item 3 of the Company's Form 10-KSB for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: December 19, 2005	By: /S/ Stephen p. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary